UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

LIGHTSTONE VALUE PLUS REIT V, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 10, 2023, Lightstone Value Plus REIT V, Inc. (the “Company”) held its annual meeting of stockholders. According to the inspector of elections, a total of 7,096,991 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing 35.7% of the total number of shares entitled to vote at the meeting. The voting results, as certified by the inspector of elections, are as follows:

Proposal 1 - Election of Directors.

The Company’s stockholders elected seven directors of the Company to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Stockholders voted as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Andreas K. Bremer	6,632,815	464,176	–
Diane S. Detering-Paddison	6,636,513	460,478	–
Jeffrey F. Joseph	6,628,006	468,985	–
Mitchell C. Hochberg	6,638,326	458,665	–
Jeffrey P. Mayer	6,638,482	458,509	–
Cynthia Pharr Lee	6,622,470	474,521	–
Steven Spinola	6,638,986	458,005	–

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: August 14, 2023	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer & Executive Vice President

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